Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Abivax SA

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)(3)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Ordinary Shares, par value €0.01 per share, Free Share Plan AGA 2023-3	Other(4)	300,875	$6.83(4)	$2,054,976.25	$0.00015310	$314.62

Equity	Ordinary Shares, par value €0.01 per share, Free Share Plan AGA 2023-4	Other(4)	65,250	$6.83(4)	$445,657.50	$0.00015310	$68.24

Equity	Ordinary Shares, par value €0.01 per share, Free Share Plan AGA 2023-5	Other(4)	59,500	$6.83(4)	$406,385.00	$0.00015310	$62.22

Equity	Ordinary Shares, par value €0.01 per share, Free Share Plan AGA 2024-1	Other(4)	407,500	$6.83(4)	$2,783,225.00	$0.00015310	$426.12

Equity	Ordinary Shares, par value €0.01 per share, Free Share Plan AGA 2024-2	Other(4)	9,500	$6.83(4)	$64,885.00	$0.00015310	$9.94

Equity	Ordinary Shares, par value €0.01 per share, Free Share Plan AGA 2024-3	Other(4)	7,500	$6.83(4)	$51,225.00	$0.00015310	$7.85

Equity	Ordinary Shares, par value €0.01 per share, Free Share Plan AGA 2024-4	Other(4)	87,500	$6.83(4)	$597,625.00	$0.00015310	$91.50

Equity	Ordinary Shares, par value €0.01 per share, Free Share Plan AGA 2024-5	Other(4)	25,000	$6.83(4)	$170,750.00	$0.00015310	$26.15

Equity	Ordinary Shares, par value €0.01 per share, Free Share Plan AGA 2024-7	Other(4)	155,500	$6.83(4)	$1,062,065.00	$0.00015310	$162.61

Equity	Ordinary Shares, par value €0.01 per share, Free Share Plan AGA 2025-1	Other(4)	1,723,000	$6.83(4)	$11,768,090.00	$0.00015310	$1,801.70

Equity	Ordinary Shares, par value €0.01 per share, Free Share Plan AGA 2025-2	Other(4)	44,504	$6.83(4)	$303,962.32	$0.00015310	$46.54

Equity	Ordinary Shares, par value €0.01 per share, Free Share Plan AGA 2025-3	Other(4)	7,500	$6.83(4)	$51,225.00	$0.00015310	$7.85

Equity	Ordinary Shares, par value €0.01 per share, Free Share Plan AGA 2025-4	Other(4)	30,500	$6.83(4)	$208,315.00	$0.00015310	$31.90

Equity	Ordinary Shares, par value €0.01 per share, Share Warrants Plan BSA-2018-1	457(h)(5)	16,400	$8.77(5)	$143,828.00	$0.00015310	$22.03

Equity	Ordinary Shares, par value €0.01 per share, Share Warrants Plan BSA-2024-1	457(h)(6)	38,910	$14.28(6)	$555,634.80	$0.00015310	$85.07

Equity	Ordinary Shares, par value €0.01 per share, Share Warrants Plan BSA-2025-1	457(h)(7)	50,000	$7.22(7)	$361,000.00	$0.00015310	$55.27

Equity	Ordinary Shares, par value €0.01 per share, Share Warrants Plan BSA-2025-2	457(h)(7)	25,000	$7.22(7)	$180,500.00	$0.00015310	$27.64

Total Offering Amounts					$21,209,348.87		—

Total Fee Offsets							—

Net Fee Due							$3,247.25

(1)

These shares may be represented by the American Depositary Shares (“ADSs”) of Abivax SA (the “Registrant”). Each ADS represents the right to receive one ordinary share, par value €0.01 per share (“Ordinary Shares”) of the Registrant. ADSs issuable upon deposit of the ordinary shares registered hereby were registered pursuant to the Registrant’s Registration Statement on Form F-6 (File No. 333-274845).

(2)

Represents the number of Ordinary Shares underlying outstanding awards under the Registrant’s Free Share Plan AGA 2023-3, Free Share Plan AGA 2023-4, Free Share Plan AGA 2023-5, Free Share Plan AGA 2024-1, Free Share Plan AGA 2024-2, Free Share Plan AGA 2024-3, Free Share Plan AGA 2024-4, Free Share Plan AGA 2024-5, Free Share Plan AGA 2024-7, Free Share Plan AGA 2025-1, Free Share Plan AGA 2025-2, Free Share Plan AGA 2025-3, Free Share Plan AGA 2025-4, Share Warrants Plan BSA-2018-1, Share Warrants Plan BSA-2024-1, Share Warrants Plan BSA-2025-1, or Share Warrants Plan BSA-2025-2 (collectively, the “Plans”), as applicable.

(3)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Ordinary Shares that become issuable under the Plans by reason of any stock dividend, stock split, recapitalization, or other similar transaction.

(4)

Estimated in accordance with Rule 457(c) and Rule 457(h) promulgated under the Securities Act solely for the purpose of calculating the registration fee. The offering price per share and the aggregate offering price are based upon a per share price of $6.83 per ADS, which is the average of the high and low prices per ADS on March 19, 2025, as reported on The Nasdaq Global Market.

(5)

Estimated in accordance with Rule 457(h) promulgated under the Securities Act solely for the purpose of calculating the registration fee. The offering price per share and the aggregate offering price are based upon an exercise price of €8.05 per Ordinary Share and an exchange rate of $1.0897 per €1.00, the foreign exchange reference rate on March 19, 2025 as reported by the European Central Bank.

(6)

Estimated in accordance with Rule 457(h) promulgated under the Securities Act solely for the purpose of calculating the registration fee. The offering price per share and the aggregate offering price are based upon an exercise price of €13.10 per Ordinary Share and an exchange rate of $1.0897 per €1.00, the foreign exchange reference rate on March 19, 2025 as reported by the European Central Bank.

(7)

Estimated in accordance with Rule 457(h) promulgated under the Securities Act solely for the purpose of calculating the registration fee. The offering price per share and the aggregate offering price are based upon an exercise price of €6.63 per Ordinary Share and an exchange rate of $1.0897 per €1.00, the foreign exchange reference rate on March 19, 2025 as reported by the European Central Bank.